Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2022 Financial Results and Updates Full Year 2022 and 2023 Guidance

Wilmington, DE – October 27, 2022 – The Bancorp, Inc. ("The Bancorp" or “we”) (NASDAQ: TBBK), a financial holding company, today reported financial results for the third quarter of 2022.

Highlights

•	The Bancorp reported net income of $30.6 million, or $0.54 per diluted share, for the quarter ended September 30, 2022, compared to net income of $28.3 million, or $0.48 per diluted share, for the quarter ended September 30, 2021. The $0.54 was impacted by a reduction of approximately $0.03 per share resulting from a non-deductible $1.75 million SEC civil money penalty. Additionally, a $3.3 million net unrealized fair value loss was reflected in “Net realized and unrealized gains on commercial loans, at fair value”, which reduced diluted net income per share by approximately $0.04. The loss resulted primarily from the only movie theater loan in the Company’s portfolios. That loan was originated in 2015 and was a legacy loan from the initial entry into the CMBS securitization business which was subsequently discontinued in 2016. After discontinuance, non-SBA loan originations were primarily comprised of apartment building loans. Of the $2.15 billion of non-SBA commercial loans, at fair value and real estate bridge loans (“REBL”) which together comprise the non-SBA CRE portfolio, $2.05 billion are comprised of apartment building loans.

•	For the quarter ended September 30, 2022, The Bancorp earned pre-tax income of $42.4 million, which reflected the aforementioned $1.75 million civil money penalty, compared to $36.5 million for the quarter ended September 30, 2021, which included $1.2 million of Payroll Protection Program (“PPP”) related interest and fees, which did not recur in the current year quarter.

•	Return on assets and equity for the quarter ended September 30, 2022 amounted to 1.7% and 18%, respectively, compared to 1.8% and 18%, respectively, for the quarter ended September 30, 2021 (all percentages “annualized”).

•	Net interest margin amounted to 3.69% for the quarter ended September 30, 2022, compared to 3.35% for the quarter ended September 30, 2021 and 3.17% for the quarter ended June 30, 2022.

•	Net interest income increased 27% to $64.7 million for the quarter ended September 30, 2022, compared to $50.9 million for the quarter ended September 30, 2021. The 2021 quarter included $1.2 million of PPP related interest and fees, which did not recur in the current year quarter.

•	Excluding commercial loans, at fair value, which were originally generated for sale, total loans increased to $5.27 billion at September 30, 2022, compared to $4.75 billion at June 30, 2022 and $3.14 billion at September 30, 2021. Those increases reflected growth of 11% quarter over quarter and 66% year over year. Those percentage increases exclude the impact of $54.2 million of September 30, 2022 balances previously included in discontinued assets which were reclassified to loans in the first quarter of 2022.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $3.73 billion, or 15%, to $28.12 billion for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021. Total prepaid, debit card, ACH and other payment fees increased 6% to $21.4 million for third quarter 2022 compared to third quarter 2021.

•	SBLOC (securities backed lines of credit), IBLOC (insurance backed lines of credit) and investment advisor financing loans collectively increased 32% year over year and 4% quarter over quarter to $2.54 billion at September 30, 2022.

•	Small Business Loans, including those held at fair value, grew 3% year over year to $732.4 million at September 30, 2022, and 0.4% quarter over quarter. That growth is exclusive of PPP loan balances which amounted to $6.7 million and $71.3 million, respectively, at September 30, 2022 and September 30, 2021.

•	Direct lease financing balances increased 17% year over year to $599.8 million at September 30, 2022, and 3% quarter over quarter.

•	We resumed non-SBA commercial real estate bridge lending in the third quarter of 2021. At September 30, 2022, the balance of such real estate bridge loans was $1.49 billion compared to $1.11 billion at June 30, 2022, reflecting quarter over quarter growth of 34%.

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•	The average interest rate on $6.46 billion of average deposits and interest-bearing liabilities during the third quarter of 2022 was 1.19%. Average deposits of $6.11 billion for third quarter 2022, reflected an increase of 10.5% from the $5.53 billion of average deposits for the quarter ended September 30, 2021.

•	As of September 30, 2022, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.66%, 13.13%, 13.56% and 13.13%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and its wholly owned subsidiary, The Bancorp Bank, National Association, each remain well capitalized under banking regulations.

•	Book value per common share at September 30, 2022 was $11.81 per share compared to $11.13 per share at September 30, 2021, an increase of 6%. Increases resulting from retained earnings were partially offset by reductions in the market value of securities, which are recognized through equity.

•	The Bancorp repurchased 663,934 shares of its common stock at an average cost of $22.59 per share during the quarter ended September 30, 2022.

CEO Damian Kozlowski stated “Revenue growth continues across our platform as lending volumes steadily increase and new payment partners are added to our ecosystem. The expansion of both net interest margin due to rising rates and payment fees across our verticals should support significantly increased profitability in 2023. We are issuing preliminary guidance for 2023 of $3.20 per share excluding the net impact of future share buybacks but including the expected impact of rate increases based on fed funds futures. We also reiterate $2.25 to $2.30 guidance for 2022. The $3.20 guidance for 2023 would represent approximately a 40% increase in earnings per share over 2022 and would result in an ROE percentage in the mid-20s and an ROA above 2%. We expect to increase our share repurchases to $25 million per quarter, or $100 million in 2023, from $15 million a quarter, or $60 million, in 2022.”

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 28, 2022 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or you may dial 1.866.652.5200 and ask to join The Bancorp, Inc. call. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 4, 2022 by dialing 1.877.344.7529, access code 5997176.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, National Association, (or “The Bancorp Bank, N. A.”) provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

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The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

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The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Consolidated condensed income statements	2022	2021	2022	2021
	(Dollars in thousands, except per share and share data)

Net interest income	$64,659	$50,893	$172,081	$158,719
Provision for credit losses	822	1,613	4,331	1,484
Non-interest income
ACH, card and other payment processing fees	2,230	1,905	6,552	5,605
Prepaid, debit card and related fees	19,175	18,223	57,865	56,878
Net realized and unrealized gains on commercial
loans, at fair value	745	4,306	11,262	8,881
Leasing related income	1,048	1,968	3,566	4,700
Other non-interest income	228	186	698	459
Total non-interest income	23,426	26,588	79,943	76,523
Non-interest expense
Salaries and employee benefits	28,001	25,094	77,848	77,839
Data processing expense	1,292	1,209	3,727	3,481
Legal expense	907	1,251	3,175	5,349
Legal settlement	—	—	1,152	—
Civil money penalty	1,750	—	1,750	—
FDIC insurance	679	266	2,326	5,235
Software	4,001	4,045	12,030	11,435
Other non-interest expense	8,200	7,519	24,019	21,811
Total non-interest expense	44,830	39,384	126,027	125,150
Income from continuing operations before income taxes	42,433	36,484	121,666	108,608
Income tax expense	11,829	8,289	31,694	25,195
Net income from continuing operations	30,604	28,195	89,972	83,413
Discontinued operations
Income from discontinued operations before income taxes	—	87	—	324
Income tax expense	—	21	—	76
Net income from discontinued operations, net of tax	—	66	—	248
Net income	$30,604	$28,261	$89,972	$83,661

Net income per share from continuing operations - basic	$0.54	$0.49	$1.58	$1.45
Net income per share from discontinued operations - basic	$—	$—	$—	$0.01
Net income per share - basic	$0.54	$0.49	$1.58	$1.46

Net income per share from continuing operations - diluted	$0.54	$0.48	$1.56	$1.41
Net income per share from discontinued operations - diluted	$—	$—	$—	$0.01
Net income per share - diluted	$0.54	$0.48	$1.56	$1.42
Weighted average shares - basic	56,429,425	57,198,778	56,782,524	57,221,174
Weighted average shares - diluted	57,008,224	58,628,306	57,510,986	58,932,146

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Condensed consolidated balance sheets	September 30,	June 30,	December 31,	September 30,
	2022 (unaudited)	2022 (unaudited)	2021	2021 (unaudited)
	(Dollars in thousands, except per share and share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$22,537	$12,873	$5,382	$6,687
Interest earning deposits at Federal Reserve Bank	700,175	329,992	596,402	310,642
Total cash and cash equivalents	722,712	342,865	601,784	317,329

Investment securities, available-for-sale, at fair value	790,594	826,616	953,709	1,054,223
Commercial loans, at fair value	818,040	995,493	1,388,416	1,615,312
Loans, net of deferred fees and costs	5,267,375	4,754,697	3,747,224	3,136,662
Allowance for credit losses	(19,689)	(19,087)	(17,806)	(16,159)
Loans, net	5,247,686	4,735,610	3,729,418	3,120,503
Federal Home Loan Bank, Atlantic Central Bankers Bank, and Federal Reserve Bank stock	12,629	1,643	1,663	1,663
Premises and equipment, net	18,443	16,693	16,156	16,602
Accrued interest receivable	25,506	19,264	17,871	17,180
Intangible assets, net	2,149	2,248	2,447	2,547
Other real estate owned	18,873	18,873	18,873	19,488
Deferred tax asset, net	27,241	23,344	12,667	12,237
Assets held-for-sale from discontinued operations	—	—	3,268	5,274
Other assets	93,201	137,086	96,967	86,105
Total assets	$7,777,074	$7,119,735	$6,843,239	$6,268,463

Liabilities:
Deposits
Demand and interest checking	$5,934,591	$5,394,562	$5,561,365	$4,734,352
Savings and money market	575,381	486,189	415,546	378,160
Time deposits, $100,000 and over	401,331	—	—	—
Total deposits	6,911,303	5,880,751	5,976,911	5,112,512

Securities sold under agreements to repurchase	42	42	42	42
Short-term borrowings	—	385,000	—	300,000
Senior debt	98,958	98,866	98,682	98,590
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	38,928	39,125	39,521	39,715
Other liabilities	50,704	46,014	62,228	66,226
Total liabilities	$7,113,336	$6,463,199	$6,190,785	$5,630,486

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,201,560 and 57,330,846 shares issued and outstanding at September 30, 2022 and 2021, respectively	56,202	56,865	57,371	57,331
Additional paid-in capital	311,569	323,774	349,686	357,528
Retained earnings	329,078	298,474	239,106	212,114
Accumulated other comprehensive (loss) income	(33,111)	(22,577)	6,291	11,004
Total shareholders' equity	663,738	656,536	652,454	637,977

Total liabilities and shareholders' equity	$7,777,074	$7,119,735	$6,843,239	$6,268,463

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Average balance sheet and net interest income	Three months ended September 30, 2022			Three months ended September 30, 2021
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs*	$5,904,996	$75,536	5.12%	$4,573,431	$46,357	4.05%
Leases-bank qualified**	3,299	55	6.67%	5,031	87	6.92%
Investment securities-taxable	824,178	6,792	3.30%	1,012,007	6,882	2.72%
Investment securities-nontaxable**	3,559	31	3.48%	3,558	32	3.60%
Interest earning deposits at Federal Reserve Bank	267,424	1,525	2.28%	479,350	167	0.14%
Net interest earning assets	7,003,456	83,939	4.79%	6,073,377	53,525	3.53%

Allowance for credit losses	(19,111)			(16,277)
Assets held-for-sale from discontinued operations	—	—	—	90,598	754	3.33%
Other assets	212,078			214,715
	$7,196,423			$6,362,413

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,545,115	$12,726	0.92%	$5,124,189	$1,063	0.08%
Savings and money market	479,260	2,792	2.33%	404,775	146	0.14%
Time deposits	87,562	547	2.50%	—	—	—
Total deposits	6,111,937	16,065	1.05%	5,528,964	1,209	0.09%

Short-term borrowings	200,423	1,235	2.46%	13,097	7	0.21%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	39,035	506	5.19%	—	—	—
Subordinated debentures	13,401	177	5.28%	13,401	112	3.34%
Senior debt	98,910	1,279	5.17%	100,329	1,279	5.10%
Total deposits and liabilities	6,463,747	19,262	1.19%	5,655,832	2,607	0.18%

Other liabilities	72,539			78,038
Total liabilities	6,536,286			5,733,870

Shareholders' equity	660,137			628,543
	$7,196,423			$6,362,413
Net interest income on tax equivalent basis**		$64,677			$51,672

Tax equivalent adjustment		18			25

Net interest income		$64,659			$51,647
Net interest margin **			3.69%			3.35%

* Includes commercial loans, at fair value. All periods include non-accrual loans.

** Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2022 and 2021.

NOTE: In the table above, interest on loans for 2022 and 2021 includes $21,000 and $1.2 million, respectively, of interest and fees on PPP loans.

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Average balance sheet and net interest income	Nine months ended September 30, 2022			Nine months ended September 30, 2021
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs*	$5,531,902	$181,174	4.37%	$4,541,262	$143,546	4.21%
Leases-bank qualified**	3,657	185	6.75%	5,925	301	6.77%
Investment securities-taxable	880,426	17,115	2.59%	1,094,633	22,891	2.79%
Investment securities-nontaxable**	3,559	93	3.48%	3,824	99	3.45%
Interest earning deposits at Federal Reserve Bank	499,104	2,876	0.77%	781,606	650	0.11%
Net interest earning assets	6,918,648	201,443	3.88%	6,427,250	167,487	3.47%

Allowance for credit losses	(19,087)			(16,254)
Assets held for sale from discontinued operations	—	—	—	99,472	2,388	3.20%
Other assets	203,143			225,802
	$7,102,704			$6,736,270

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,598,028	$18,522	0.44%	$5,452,604	$4,007	0.10%
Savings and money market	522,525	4,192	1.07%	446,016	487	0.15%
Time deposits	29,508	547	2.47%	—	—	—
Total deposits	6,150,061	23,261	0.50%	5,898,620	4,494	0.10%

Short-term borrowings	71,589	1,267	2.36%	8,717	15	0.23%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	39,286	506	1.72%	—	—	—
Subordinated debentures	13,401	432	4.30%	13,401	337	3.35%
Senior debt	98,817	3,838	5.18%	100,237	3,838	5.11%
Total deposits and liabilities	6,373,195	29,304	0.61%	6,021,016	8,684	0.19%

Other liabilities	71,413			105,683
Total liabilities	6,444,608			6,126,699

Shareholders' equity	658,096			609,571
	$7,102,704			$6,736,270
Net interest income on tax equivalent basis**		$172,139			$161,191

Tax equivalent adjustment		58			84

Net interest income		$172,081			$161,107
Net interest margin **			3.32%			3.29%

* Includes commercial loans, at fair value. All periods include non-accrual loans.

** Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2022 and 2021.

NOTE: In the table above, the 2021 interest on loans reflects $4.6 million of interest and fees which were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not significantly increase average loans or assets and which are not expected to recur. Interest on loans for 2022 and 2021 includes $502,000 and $4.9 million, respectively, of interest and fees on PPP loans.

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Allowance for credit losses	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2022 (unaudited)	2021 (unaudited)	2021
	(Dollars in thousands)

Balance in the allowance for credit losses at beginning of period (1)	$17,806	$16,082	$16,082

Loans charged-off:
SBA non-real estate	861	896	1,138
SBA commercial mortgage	—	23	417
Direct lease financing	312	248	412
SBLOC	—	15	15
Consumer - home equity	—	10	10
Consumer - other	—	—	14
Total	1,173	1,192	2,006

Recoveries:
SBA non-real estate	57	18	51
SBA commercial mortgage	—	9	9
Direct lease financing	108	50	58
Consumer - home equity	—	—	1,099
Total	165	77	1,217
Net charge-offs	1,008	1,115	789
Provision for credit losses, excluding commitment provision	2,891	1,192	2,513

Balance in allowance for credit losses at end of period	$19,689	$16,159	$17,806
Net charge-offs/average loans	0.02%	0.04%	0.03%
Net charge-offs/average assets	0.01%	0.02%	0.01%

(1) Excludes activity from discontinued operations.

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Loan portfolio	September 30,	June 30,	December 31,	September 30,
	2022 (unaudited)	2022 (unaudited)	2021	2021 (unaudited)
	(Dollars in thousands)

SBL non-real estate	$116,080	$112,854	$147,722	$171,845
SBL commercial mortgage	429,865	425,219	361,171	367,272
SBL construction	26,841	27,042	27,199	23,117
Small business loans	572,786	565,115	536,092	562,234
Direct lease financing	599,796	583,086	531,012	514,068
SBLOC / IBLOC *	2,369,106	2,274,256	1,929,581	1,834,523
Advisor financing **	168,559	155,235	115,770	81,143
Real estate bridge loans	1,488,119	1,106,875	621,702	128,699
Other loans ***	64,980	63,514	5,014	4,917
	5,263,346	4,748,081	3,739,171	3,125,584
Unamortized loan fees and costs	4,029	6,616	8,053	11,078
Total loans, including unamortized fees and costs	$5,267,375	$4,754,697	$3,747,224	$3,136,662

Small business portfolio	September 30,	June 30,	December 31,	September 30,
	2022 (unaudited)	2022 (unaudited)	2021	2021 (unaudited)
	(Dollars in thousands)

SBL, including unamortized fees and costs	$579,156	$571,559	$541,437	$566,472
SBL, included in loans, at fair value	159,914	168,579	199,585	214,301
Total small business loans ****	$739,070	$740,138	$741,022	$780,773

* Securities Backed Lines of Credit, or SBLOC, are collateralized by marketable securities, while Insurance Backed Lines of Credit, or IBLOC, are collateralized by the cash surrender value of eligible life insurance policies.

** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan-to-value ratios of 70%, based on third-party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

*** Includes demand deposit overdrafts reclassified as loan balances totaling $1.0 million and $322,000 at September 30, 2022 and December 31, 2021, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

****The small business loans held at fair value are comprised of the government guaranteed portion of certain SBA loans at the dates indicated.

Small business loans as of September 30, 2022

Loan principal
(Dollars in millions)
U.S. government guaranteed portion of SBA loans (a)	$371
Paycheck Protection Program loans (PPP) (a)	7
Commercial mortgage SBA (b)	223
Construction SBA (c)	10
Non-guaranteed portion of U.S. government guaranteed loans (d)	99
Non-SBA small business loans	21
Total principal	$731
Unamortized fees and costs	8
Total small business loans	$739

(a) This is the portion of SBA 7a loans (7a) and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan-to-value percentages (“LTV”), generally 50-60%, to which The Bancorp Bank N.A. adheres.

(c) Of the $10 million in Construction SBA loans, $9 million are 504 first mortgages with an origination date LTV of 50-60% and $1 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $99 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

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Small business loans by type as of September 30, 2022

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
			(Dollars in millions)
Hotels and motels	$61	$—	$—	$61	17%
Car washes	17	1	—	18	5%
Full-service restaurants	13	3	2	18	5%
Lessors of nonresidential buildings	16	—	—	16	5%
Child day care services	14	—	1	15	4%
Outpatient mental health and substance abuse centers	15	—	—	15	4%
Funeral homes and funeral services	12	—	—	12	3%
Offices of lawyers	9	—	—	9	3%
Assisted living facilities for the elderly	9	—	—	9	3%
Gasoline stations with convenience stores	8	—	—	8	2%
Fitness and recreational sports centers	6	—	2	8	2%
General warehousing and storage	7	—	—	7	2%
Solar electric power generation	—	—	7	7	2%
Plumbing, heating, and air-conditioning contractors	6	—	1	7	2%
Baked goods stores	—	—	6	6	2%
Lessors of other real estate property	6	—	—	6	2%
All other amusement and recreation industries	5	—	1	6	2%
Limited-service restaurants	1	2	2	5	1%
Other miscellaneous durable goods merchant wholesalers	5	—	—	5	1%
Lessors of residential buildings and dwellings	5	—	—	5	1%
Other technical and trade schools	—	5	—	5	1%
Other spectator sports	5	—	—	5	1%
Offices of dentists	3	1	—	4	1%
Other warehousing and storage	3	—	—	3	1%
Vocational rehabilitation services	3	—	—	3	1%
Other**	66	1	23	90	27%
Total	$295	$13	$45	$353	100%

* Of the SBL commercial mortgage and SBL construction loans, $74 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $3 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

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State diversification as of September 30, 2022

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(Dollars in millions)
Florida	$63	$—	$4	$67	19%
California	50	3	4	57	16%
North Carolina	30	7	2	39	11%
New York	23	—	9	32	9%
Pennsylvania	18	—	2	20	6%
New Jersey	12	—	7	19	5%
Illinois	15	—	2	17	5%
Texas	12	—	3	15	4%
Colorado	11	2	1	14	4%
Connecticut	10	—	1	11	3%
Virginia	9	—	1	10	3%
Georgia	7	—	2	9	3%
Tennessee	8	—	—	8	2%
Ohio	6	—	1	7	2%
Michigan	3	—	—	3	1%
Other States	18	1	6	25	7%
Total	$295	$13	$45	$353	100%

* Of the SBL commercial mortgage and SBL construction loans, $74 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of September 30, 2022

Type*	State	SBL commercial mortgage*
	(Dollars in millions)
Mental health and substance abuse center	FL	$10
Hotel	FL	9
Lawyer's office	CA	8
General warehousing and storage	PA	7
Hotel	NY	6
Hotel	NC	6
Mental health and substance abuse center	CT	5
Assisted living facility	FL	5
Lessors of nonresidential buildings	NC	5
Lessors of residential buildings and dwellings	NJ	5
Total		$66

* All of the top 10 loans are 504 SBA loans with 50%-60% origination date loan-to-value and are in the commercial mortgage category. The top 10 loan table above does not include loans to the extent that they are U.S. government guaranteed.

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Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of September 30, 2022

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(Dollars in millions)
Real estate bridge loans (multi-family apartment loans recorded at amortized cost)*	115	$1,488	73%	6.18%

Non-SBA commercial real estate loans, at fair value:
Multi-family (apartment bridge loans)*	35	$564	76%	5.82%
Hospitality (hotels and lodging)	5	38	65%	6.56%
Retail	4	52	71%	5.56%
Other	5	14	73%	5.07%
	49	668	75%	5.83%
Fair value adjustment		(10)
Total non-SBA commercial real estate loans, at fair value		658
Total commercial real estate loans		$2,146	74%	6.10%

*In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so are not accounted for at fair value.

State diversification as of September 30, 2022			15 largest loans as of September 30, 2022

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(Dollars in millions)			(Dollars in millions)
Texas	$815	74%	Texas	$41	75%
Georgia	220	72%	Texas	39	79%
Florida	187	72%	Texas	39	72%
Ohio	100	71%	Tennessee	37	72%
Tennessee	92	70%	Texas	37	75%
Alabama	73	74%	Texas	37	80%
Michigan	73	74%	Michigan	36	71%
Other States each <$50 million	586	74%	Florida	33	72%
Total	$2,146	74%	Texas	31	67%
			Michigan	31	79%
			Tennessee	30	62%
			Missouri	30	72%
			Texas	30	62%
			Texas	29	77%
			Texas	27	77%
			15 Largest loans	$507	73%

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Institutional banking loans outstanding at September 30, 2022

Type	Principal	% of total
	(Dollars in millions)
Securities backed lines of credit (SBLOC)	$1,265	50%
Insurance backed lines of credit (IBLOC)	1,104	43%
Advisor financing	169	7%
Total	$2,538	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at September 30, 2022

	Principal amount	% Principal to collateral
	(Dollars in millions)
	$20	58%
	18	42%
	17	72%
	14	38%
	10	33%
	9	66%
	9	48%
	9	71%
	8	75%
	6	32%
Total and weighted average	$120	54%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We generally lend up to 95% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, eight insurance companies have been approved and, as of August 2, 2022, all were rated A- or better by AM BEST.

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Direct lease financing* by type as of September 30, 2022

	Principal balance	% Total
	(Dollars in millions)
Construction	$110	18%
Government agencies and public institutions**	90	15%
Waste management and remediation services	68	11%
Real estate and rental and leasing	60	10%
Retail trade	48	8%
Health care and social assistance	32	5%
Transportation and warehousing	31	5%
Finance and insurance	27	5%
Professional, scientific, and technical services	20	3%
Manufacturing	17	3%
Wholesale trade	16	3%
Educational services	8	1%
Mining, Quarrying, and Oil and Gas Extractions for Oil and Gas Operations	4	1%
Other	69	12%
Total	$600	100%

* Of the total $600 million of direct lease financing, $520 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts.

Direct lease financing by state as of September 30, 2022

State	Principal balance	% Total
	(Dollars in millions)
Florida	$97	16%
Utah	56	9%
California	52	9%
New Jersey	42	7%
Pennsylvania	39	7%
New York	30	5%
North Carolina	27	5%
Maryland	26	4%
Texas	26	4%
Connecticut	20	3%
Washington	16	3%
Georgia	15	3%
Idaho	14	2%
Illinois	11	2%
Alabama	10	2%
Other states and non-classified	119	19%
Total	$600	100%

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Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of September 30, 2022
The Bancorp, Inc.	9.66%	13.13%	13.56%	13.13%
The Bancorp Bank, National Association	10.79%	14.73%	15.15%	14.73%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2021
The Bancorp, Inc.	10.40%	14.72%	15.13%	14.72%
The Bancorp Bank, National Association	10.98%	15.48%	15.88%	15.48%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Selected operating ratios
Return on average assets (1)	1.69%	1.76%	1.69%	1.66%
Return on average equity (1)	18.39%	17.84%	18.28%	18.35%
Net interest margin	3.69%	3.35%	3.32%	3.29%

(1) Annualized

Book value per share table	September 30,	June 30,	December 31,	September 30,
	2022	2022	2021	2021
Book value per share	$11.81	$11.55	$11.37	$11.13

Loan quality table	September 30,	June 30,	December 31,	September 30,
	2022	2022	2021	2021
	(Dollars in thousands)
Nonperforming loans to total loans	0.16%	0.18%	0.10%	0.24%
Nonperforming assets to total assets	0.35%	0.39%	0.33%	0.43%
Allowance for credit losses to total loans	0.37%	0.40%	0.48%	0.52%

Nonaccrual loans	$3,860	$3,698	$3,161	$6,106
Loans 90 days past due still accruing interest	4,415	4,848	461	1,569
Other real estate owned	18,873	18,873	18,873	19,488
Total nonperforming assets	$27,148	$27,419	$22,495	$27,163

Gross dollar volume (GDV) (1)	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2022	2022	2021	2021
	(Dollars in thousands)

Prepaid and debit card GDV	$28,119,428	$28,394,897	$24,821,576	$24,392,188

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank, N.A.

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Business line quarterly summary
Quarter ended September 30, 2022
(Dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	4.2%	$ 2,538	32%	18%
Small business lending****	5.6%	739	3%	1%
Leasing	6.1%	600	17%	11%
Commercial real estate (non-SBA loans, at fair value)	5.4%	658	nm	nm
Real estate bridge loans (recorded at book value)	6.0%	1,488	nm	nm
Weighted average yield	5.1%	$ 6,023			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter	Year over year
Prepaid and debit card issuance, and other payments	1.1%	$ 5,397	5%	nm	$ 21.4	6%

* Average rates are for the quarter ended September 30, 2022.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

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